Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Capital, Inc. and Subsidiaries (the “Company”) on Form 10-Q for the period ending June 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), I, Michael C. Frederick, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.

DATE: August 16, 2004	BY:	/s/ Michael C. Frederick
Michael C. Frederick
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)